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                                                                   EXHIBIT 10.75

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                             DATED: October 1, 1999


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                              EMPLOYMENT AGREEMENT

                                - by and among -

                           SANTA FE GAMING CORPORATION
                                  ("Employer")

                                     - AND -

                                 THOMAS K. LAND
                                  ("Employee")


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                                        1
  Employment Agreement by and between Santa Fe Gaming Corp. and Thomas K. Land

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                              --------------------
                              EMPLOYMENT AGREEMENT
                              --------------------

         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into on this 30th day of September, 1999, by and among Santa Fe Gaming Corporation, a Nevada corporation and its affiliates ("Employer"), and Thomas K. Land ("Employee").

                              W I T N E S S E T H :

         WHEREAS, Employer is a corporation duly organized and existing under the laws of the State of Nevada, maintains its principal place of business at 4949 N. Rancho Drive, Las Vegas, Nevada 89130, and is engaged in the business of owning and operating casino/hotel properties in Las Vegas and Laughlin, Nevada, and proposes to expand its legalized casino gaming business both within the State of Nevada;

         WHEREAS, Employer has entered into an agreement to operate certain facilities of Santa Fe Gaming Corporation;

         WHEREAS, in furtherance of its business, Employer has need of qualified, experienced personnel;

         WHEREAS, Employee is an adult individual presently residing at 8308 Emerald Isle Avenue, Las Vegas, Nevada 89128;

         WHEREAS, Employee has represented and warranted to Employer that Employee possesses sufficient qualifications and expertise in order to fulfill the terms of the employment stated in this Agreement; and

         WHEREAS, Employer is willing to employ Employee, and Employee is desirous of accepting employment from Employer, under the terms and pursuant to the conditions set forth herein;

         WHEREAS, Employer and Employee have previously entered into Employment Agreements dated February 28, 1994, October 1, 1996, October 1, 1997 and October 1, 1998, and the First Amendment to the Employment Agreement dated October 1, 1998 ("First Amendment").

         WHEREAS, Employer has paid the amount due Employee represented in the First Amendment and Employer and Employee are desirous of executing this Agreement.


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  Employment Agreement by and between Santa Fe Gaming Corp. and Thomas K. Land

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         NOW, THEREFORE, for and in consideration of the foregoing recitals, and in consideration of the mutual covenants, agreements, understandings, undertakings, representations, warranties and promises hereinafter set forth, and intending to be legally bound thereby, Employer, and Employee do hereby covenant and agree as follows:

         1. DEFINITIONS. As used in this Agreement, the words and terms hereinafter defined have the respective meanings ascribed to them herein, unless a different meaning clearly appears from the context:

                  (a)      "Cause" - means
                           (i) the convictions of Employee by a court of competent jurisdiction of a felony or any other offense involving moral turpitude or dishonesty;
                           (ii) the indictment of Employee by a state or federal grand jury of competent jurisdiction or the filing of a criminal competent jurisdiction or the embezzlement or misappropriation of funds or for any act of dishonesty or lack of fidelity;
                           (iii) a decree of a court of competent jurisdiction that the Employee is not mentally competent or is unable to handle his own affairs;
                           (iv) the written confession by Employee of any act of dishonesty or any embezzlement or misappropriation of funds;
                           (v) the payment (or, by the operations solely of the effect of a deductible, the failure of payment) by a surety or insurer of a claim under a fidelity bond issued for the benefit of Employer or Employer's Affiliates reimbursing Employer or Employer's Affiliates for a loss due the wrongful act or wrongful omission to act of Employee;
                           (vi) Employee's breach of the restrictive covenants set forth in Paragraphs 10 of this Agreement;
                           (vii)Employee's failure to secure or maintain in force and in good standing any and all licenses, permits and/or approvals required of Employee by the relevant governmental authorities for the discharge of the obligations of Employee under this Agreement; provided, however, that Employee's disability due to illness or accident or any other mental or physical incapacity shall not constitute "Cause" as defined herein;
                           (viii) Employee's poor work performance resulting in two consecutive negative written performance appraisals. Performance appraisals shall occur twice annually and shall serve as a formal review of the employee's work performance and contribution to the company. If on two consecutive performance appraisals the employee is evaluated poorly, the employer reserves the right to


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  Employment Agreement by and between Santa Fe Gaming Corp. and Thomas K. Land

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                           terminate this agreement. Employee's poor work
                           performance would include, but not be limited to:
                           (1) engaging in conduct that is injurious, monetarily or otherwise, to Employer or Employer's Affiliates;
                           (2) substantial failure to perform in a professional manner, or refusal to perform in a professional manner, any duty or duties assigned by Employer;
                           (3) substantial failure to adhere, or refusal to adhere to any policies, rules or procedures of the Employer; or
                           (4) engaging in conduct or in past conduct or affiliations which, in the reasonable opinion of Employer, would adversely impact Employer's, Employer's Affiliates' privileged licenses.

                  (b) "Complete Disability" - means the inability of Employee, due to illness or accident or other mental or physical incapacity, to perform his obligations under this Agreement for a period of one hundred eighty (180) calendar days in the aggregate over a period of five hundred (500) consecutive calendar days or less, such "Complete Disability" to become effective upon the expiration of such one hundred eightieth (180th) day.

                  (c) "Effective Date" - means the date first above written.

                  (d) "Employee" - means Employee as earlier defined in this Agreement.

                  (e) "Employer" - means Employer as earlier defined in this Agreement.

                  (f) "Employer's Affiliates" - means any parent, subsidiary or affiliated corporation or other legal entity of Employer.

                  (g) "Prior Employment" - means any prior employment Employee has had.

         2. PRIOR EMPLOYMENT. This Agreement supersedes and replaces any and all prior employment agreements, whether written or oral, by and between Employee and Employer, Employer's Affiliates. From and after the Effective Date, Employee shall be the employee of Employer under the terms and pursuant to the conditions set forth in this Agreement.

         3. BASIC EMPLOYMENT AGREEMENT. Subject to the terms and pursuant to the conditions hereinafter set forth, Employer hereby employs Employee during the Term hereinafter specified to serve in the position of Senior Vice-President and Chief Financial Officer of Santa Fe Gaming Corporation and with such duties not inconsistent


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  Employment Agreement by and between Santa Fe Gaming Corp. and Thomas K. Land

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with those generally understood within the casino/hotel industry to be those of a Senior Vice-President and Chief Financial Officer, as the same may be modified and/or assigned to Employee by Employer. Notwithstanding the foregoing, Employer and Employee hereby covenant and agree that, in the absence of mutual consent of both Employer and Employee, Employee shall not be assigned duties by Employer which would diminish Employee's responsibility, authority, general status or comparative compensation level within Employer's table of organization. In addition and the foregoing notwithstanding, Employee shall devote such time to Employer's Affiliates and as required by Employer, provided such duties are not inconsistent with Employee's primary duties to Employer hereunder ("Position").

         4. ACCEPTANCE OF EMPLOYMENT. Employee hereby accepts the employment set forth hereunder, under the terms and pursuant to the conditions set forth in this Agreement. Employee hereby covenants and agrees that, during the Term of this Agreement, Employee will devote the whole of his working time and best efforts solely to the performance of Employee's duties under this Agreement, and the Employer shall be entitled to all of the income, benefits, or profits arising from or incident to all work, work associations, services, or advise of Employee, unless otherwise authorized by the Employee.

         5. TERM. The Term of this Agreement shall consist of a term of one (1) year commencing as of the Effective Date of this Agreement, unless sooner terminated as provided below, or as provided in paragraph 6 of this Agreement. In the event this Agreement is not terminated as provided below, the Agreement will automatically extend for a one-year period.

         (a) the giving of 30-day written notice by Employee to Employer of the termination of this Agreement.

         (b) the giving of 60-day written notice by Employer to Employee not to renew this Agreement prior to the end of the term. In the event the Employer gives notice not to renew, notice must be accompanied by Employer's tender to Employee of (i) the lump sum of payments due to Employee pursuant to Section 7(a) through the end of the term and (ii) representation from the Employer satisfactory to Employee, in sole discretion of Employee, that Employer will provide existing medical and or hospitalization plans for a period of one year unless and until Employee is covered by subsequent employment plan.

         6. SPECIAL TERMINATION PROVISIONS. Notwithstanding the provisions of Paragraph 5 of this Agreement, this Agreement shall terminate upon the occurrence of any of the following events:

         (a) the death of Employee;


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                                        5
  Employment Agreement by and between Santa Fe Gaming Corp. and Thomas K. Land

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         (b) the giving of written notice from Employer to Employee of the termination of this Agreement upon the Complete Disability of Employee; however, that upon approval of such an event by the Board of Directors that the Employer tender to Employee the lump sum of payments due to Employee for services rendered pursuant to Section 7 and in the case of
         Section 7(a) will be equal to one-half the annual Base Salary, in effect; and representation to provide existing medical and or hospitalization plans for a period of one year unless covered by subsequent employment plan.

         (c) the giving of written notice by Employer to Employee of the termination of this Agreement upon the discharge of Employee for Cause;

         (d) the giving of written notice by Employer to Employee of the termination of this Agreement without Cause; provided, however, that such notice must be accompanied by Employer's tender to Employee of the lump sum of payments due to Employee pursuant to Section 7 and in the case of Section 7(a) will be equal to one-half the annual Base Salary, in effect; and representation to provide existing medical and or hospitalization plans for a period of one-year unless covered by subsequent employment plan.

         (e) the giving of written notice by Employee to Employer upon a material breach of this Agreement by Employer including a change in the Employee's responsibilities and/or position, provided however, Employer shall have a period of seven (7) days after giving of such notice to cure the breach or default; if the default is not cured within such period, the Employee will be entitled to the lump sum of payments due to Employee for services rendered pursuant to Section 7 and in the case of Section 7(a) will be equal to one-half the annual Base Salary, in effect; and representation to provide existing medical and or hospitalization plans for a period of one-year unless covered by subsequent employment plan.

         (f) a transfer(including but not limited to either (a) sale of substantially all of the assets or by sale/issuance of stock) of Santa Fe Hotel, Inc. ("SFHI") to an entity not beneficially owned by more than 50% by Paul W. Lowden or if Paul W. Lowden becomes beneficial owner of less than 50% of the outstanding common stock of Santa Fe Gaming; provided, however, that upon approval of a transaction to cause such an event by the Board of Directors of either SFHI or Santa Fe Gaming that the Employer tender to Employee the lump sum of payments due to Employee for services rendered pursuant to Section 7 and in the case of Section 7(a) will be equal to one-half the annual Base Salary, in effect; and representation to provide existing medical and or hospitalization plans for a period of one-year unless covered by subsequent employment plan. Notwithstanding the provisions of paragraphs 5 and 6(b)(c)(d)(e), unless this Agreement is terminated pursuant to paragraph 6f, the terms and conditions of


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  Employment Agreement by and between Santa Fe Gaming Corp. and Thomas K. Land

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         paragraph 6f will continue in full force and effect for a period of one year from the date written notice is given under paragraphs 5,6(b)(c)(d)(e)

         7. COMPENSATION TO EMPLOYEE. For and in complete consideration of Employee's full and faithful performance of this duties under this Agreement, Employer hereby covenants and agrees to pay to Employee, and Employee hereby covenants and agrees to accept from Employer, the following items of compensation:

         (a) Base Salary. Employer hereby covenants and agrees to pay to Employee, and Employee hereby agrees to accept from Employer, a minimum annual base salary of ONE HUNDRED EIGHTY-FIVE THOUSAND DOLLARS ($185,000.00), for the twelve month period beginning October 1, 1998, payable in accordance with the normal payroll practices of the Employer ("the Base Salary"). Such Base Salary shall be exclusive of and in addition to any other benefits which Employer may make available to Employee, including, but not limited to, any profit sharing plans, pension plans, retirement plans, company life insurance plan, medical and/or hospitalization plans, or any and all other benefit plans which may be in effect during the Term of this Agreement. Employer shall deduct from this Base Salary all appropriate or authorized federal income tax amounts and all other federal, state and local taxes, including but not limited to existing or future FICA and similar taxes.

         (b) Employee Benefit Plans. Employer hereby covenants and agrees that it shall include Employee, if otherwise eligible, in any profit sharing plans, bonus participation plans, stock options plans, pension plans, retirement plans, company life insurance plans, medical and/or hospitalization plans, and/or any and all other benefit plans which may be placed in effect by Employer during the Term of this Agreement.

         (c) Expense Reimbursement. During the Term of this Agreement, Employer shall either pay directly or reimburse Employee for Employee's reasonable, necessary and customary expenses incurred for the benefit of Employer in accordance with Employer's general policy regarding reimbursement, as the same may be amended, modified or changed from time to time. Such reimbursable expenses shall include, but are not limited to, reasonable entertainment and promotional expenses, gift and travel expenses, professional societies and fraternal organizations, and the like; provided, however, such reimbursable expenses are approved by Employer. Prior to reimbursement, Employee shall provide Employer with sufficient detailed invoices of such expenses in accordance with the then applicable guidelines of the Internal Revenue Service so as to entitle Employer to a deduction for such services.


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  Employment Agreement by and between Santa Fe Gaming Corp. and Thomas K. Land

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         (d) Licensing Expenses. Employer hereby covenants and agrees that the
         Employer shall pay all reasonable and ordinary licensing fees and expenses incurred by Employee in securing and maintaining such licenses and permits required of Employee in order to perform his duties under this Agreement.

         (e) Vacations and Holidays. Commencing as of the Effective Date of this Agreement, Employee shall be entitled to annual paid vacation leave in accordance with Employer's standard policy therefor, to be taken at such times as selected by Employee and approved by Employer.

         (f) Transportation Expenses. During the term of this Agreement, Employer hereby agrees to furnish to Employee for Employee's exclusive use an automobile. Such automobile shall be either leased or purchased by Employer and Employer shall pay all insurance, maintenance, and repair expenses incident to such automobile.


         8. LICENSING REQUIREMENTS. Employer and Employee hereby covenant and agree that, in order for Employee to discharge the duties required under this Agreement, Employee may be required to submit for licensure by gaming regulatory authorities. Employer shall pay for all licensing fees and expenses incurred by Employee, including attorneys' fees and costs, in securing and maintaining such licenses and permits required of Employee in order to perform his duties under this Agreement. Such expenses shall be borne by Employer.

         9. CONFIDENTIALITY. Employee hereby warrants, covenants and agrees that, without the prior express written approval of Employer, during such time as Employee remains employed by Employer and for a period of 2 years after the termination of this Agreement, Employee shall hold in the strictest confidence, and shall not disclose to any person, firm, corporation or other entity, any of Employer's proprietary or confidential data, including but not limited to (i) information or other documents concerning Employer's, Employer's Affiliates business, customers or suppliers, (ii) Employer's, Employer's Affiliates marketing methods, files, and credit and collection techniques and files, (iii) Employer's, Employer's Affiliates trade secrets and other "know-how" or information not of public nature, regardless of how such information came to the custody of Employee. The warranty, covenant and agreement set forth in this Paragraph 10 shall not expire, shall survive this Agreement and shall be binding upon Employee without regard to the passage of time or other events except as expressly set forth herein.

         10. RESTRICTIVE COVENANT. Employee hereby covenants and agrees that, during such time as Employee remains employed by Employer, Employee shall not directly or indirectly (either as a principal, agent, employee, employer, consultant,


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  Employment Agreement by and between Santa Fe Gaming Corp. and Thomas K. Land

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partner, shareholder of a closely held corporation or shareholder in excess of five per cent (5%) of a publicly traded corporation, corporate officer or director, or in any other individual or representative capacity) engage or otherwise participate in any manner or fashion in any business that is in competition in any manner whatsoever with the principal business activity of Employer, Employer's Affiliates, in the state of Nevada. Employee hereby further covenants and agrees that the restrictive covenant contained in this Paragraph 10 is reasonable as to duration, terms and geographical area and that the same protects the legitimate interests of Employer, imposes no undue hardship on Employee, and is not injurious to the public.

         11. BEST EVIDENCE. This Agreement may be executed in original and "Xerox" or photostatic copies and each copy bearing original signatures in ink shall be deemed an original.

         12. SUCCESSION. This Agreement shall be binding upon and inure to the benefit of Employer and Employee and their respective successors and assigns.

         13. ASSIGNMENT. The rights, benefits and obligations of Employee under this Agreement shall not be assignable. Any purported assignment in violation of this Paragraph 14 shall be null and void and of no force and effect.

         14. AMENDMENT OR MODIFICATION. This Agreement may not be amended, modified, changed or altered except by a writing signed by both Employer and Employee.

         15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the state of Nevada in effect on the Effective Date of this Agreement without resort to any conflict of laws principles, and the parties hereto specifically agree and consent that courts of the state of Nevada shall have sole and exclusive jurisdiction over any matter brought under, or by reason of, this Agreement.

         16. NOTICES. Any and all notices required under this Agreement shall be in writing and shall be either hand-delivered or mailed, certified mail, return receipt requested, addressed to:




         TO EMPLOYER:                       Santa Fe Gaming Corporation
                                            4949 N. Rancho Drive
                                            Las Vegas, NV 89130
                                            Attention: Paul W. Lowden, President


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  Employment Agreement by and between Santa Fe Gaming Corp. and Thomas K. Land

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         With copy to:                      William Raggio
                                            JONES VARGAS
                                            201 West Liberty Street
                                            PO Box 281
                                            Reno, NV 89504-0281

         TO EMPLOYEE:                       Thomas K. Land
                                            8308 Emerald Isle Avenue
                                            Las Vegas, NV 89128

All notices hand-delivered shall be deemed delivered as of the date actually delivered. All notices mailed shall be deemed delivered as of three (3) business days after the date postmarked. Any changes in any of the addresses listed herein shall be amended by notice as provided in this Paragraph 17.

         17. INTERPRETATION. The preamble recitals to this Agreement are incorporated into and made a part of this Agreement; titles of paragraphs are for convenience only and are not to be considered a part of this Agreement.

         18. SEVERABILITY. In the event any one or more provisions of this Agreement is declared judicially void or otherwise unenforceable, the remainder of this Agreement shall survive and such provision(s) shall be deemed modified or amended so as to fulfill the intent of the parties hereto.

         19. DISPUTE RESOLUTION. Except for equitable actions seeking to enforce the provisions of Paragraphs 9 and 10 of this Agreement which may be brought by the Employer or Employer's Affiliates in any court of competent jurisdiction in the state of Nevada, any and all claims, disputes, or controversies arising between the parties hereto regarding any of the terms of this Agreement or the breach thereof, on the written demand of either of the parties hereto, shall be submitted to and be determined by final and binding arbitration held in Las Vegas, Nevada, in accordance with the Commercial Arbitration Rules of the American Arbitration Association. This agreement to arbitrate shall be specifically enforceable in any state of federal court of competent jurisdiction in the state of Nevada.

         20. WAIVER. None of the terms of this Agreement, including this Paragraph 20, or any term, right or remedy hereunder shall be deemed waived unless such waiver is in writing and signed by the party to be charged therewith and in no event by reason of any failure to assert or delay in asserting any such term, right or remedy or similar term, right or remedy hereunder.

         21. PAROL. This Agreement constitutes the entire agreement between Employer and Employee with respect to the subject matter hereto and this Agreement


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  Employment Agreement by and between Santa Fe Gaming Corp. and Thomas K. Land

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supersedes any prior understandings, agreements or undertakings by and between Employer and Employee with respect to the subject matter hereof.

         22.      GENERAL PROVISIONS.
                  (a)  Time is of the essence.
                  (b) This Agreement has been carefully and fully examined by Employee and Employee represents that the legal and factual contents hereof are fully appreciated and comprehended by Employee. Further, Employee has had ample opportunity to review this Agreement with legal and/or such other counsel as deemed appropriate, if any. Employee has decided to execute this Agreement having considered the various advantages and possible detriments associated therewith. Although this Agreement has been prepared by Employer, it is the product of discussions and negotiations and should be construed fairly accordingly to its terms and not against one party as the drafter thereof.
                  (c) In the event an action is filed in relation to this Agreement, the unsuccessful party in the action shall pay to the successful party, in addition to all sums that the party may be order to pay, a reasonable sum for the successful party's attorney fees.

IN WITNESS WHEREOF AND INTENDING TO BE LEGALLY BOUND THEREBY, the parties hereto have executed and delivered this Agreement as of the year and date first above written.

EMPLOYER
Santa Fe Gaming Corporation, a
Nevada Corporation
By:
   ---------------------------
   Paul W. Lowden
   President


EMPLOYEE


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Thomas K. Land
Senior Vice President and
Chief Financial Officer






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  Employment Agreement by and between Santa Fe Gaming Corp. and Thomas K. Land